SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008
(January 4, 2008)

EASTERN SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-121764	30-0284778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Ocean Avenue #1202
Santa Monica, California 90401
(Address of principal executive offices)

(310) 587-0029
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On January 4, 2008, we declared a 900% dividend on our Common Stock, par value $0.001, or nine shares for each share of Common Stock, to all holders of record on January 15, 2008.  As a result, an aggregate of 12,600,000 shares will be issued to the Common Stock holders of record on January 15,2008, at the rate of nine shares for each share held by a stock holder, and the number of our outstanding shares will be increased from 1,400,000 to 14,000,000.  The certificates are expected to be delivered on January 15, 2008.  There will be no change in the par value and no fractional shares will be issued.  Out transfer agent is Holladay Stock Transfer Inc., 2939 North 67 Place, Suite C, Scottsdale, Arizona 85253.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN SERVICES HOLDINGS, INC.
Date: January 4, 2008
	By:	/s/ Akhee Rahman
Akhee Rahman, Chief Executive Officer